Exhibit 99.1

UNION PACIFIC RAISES FIRST QUARTER AND

FULL YEAR EARNINGS PROJECTIONS

FOR IMMEDIATE RELEASE:

OMAHA, Neb., March 14, 2006 – Union Pacific Corporation (NYSE: UNP) today announced that it is raising its expectations for first quarter earnings to a range of $1.00 to $1.10 per diluted share. This compares to the previous expected range of $0.80 to $0.90 per diluted share. Last year, the company reported first quarter earnings of $0.48 per diluted share, which included the $34 million net income impact of the January West Coast storm.

The drivers of the increased projections are stronger than anticipated commodity revenue growth and greater than expected operating margin improvement. First quarter 2006 carload volume is expected to increase 4 percent versus an original outlook of 3 percent growth. Total commodity revenue should grow approximately 17 percent versus original expectations for 15 percent quarterly growth. The revenue upside is driven by strong demand for Intermodal, Industrial Products and Agricultural Products, somewhat offset by lower than anticipated coal volumes. Ongoing mine production issues, especially in Colorado, have been the primary factor in reduced first quarter coal loadings.

First quarter operations benefited from mild winter weather, network management initiatives and capacity improvements, which combined to improve margins.

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“We are very pleased by both the robust demand for our rail services and our ability to move record first quarter volumes more efficiently,” said Jim Young, president and chief executive officer. “We are leveraging more of our strong revenue growth to the bottom line and our operations have benefited from a mild winter.

“We could still face challenges before we close out March, but we have made operational gains in the quarter. Customers are also seeing greater consistency in our train operations and ongoing efforts to increase network capacity should facilitate service improvements throughout 2006.”

The company had originally expected to earn between $4.60 and $4.80 per diluted share in 2006. Current 2006 expectations are now $4.80 to $5.00 per diluted share, reflecting higher first quarter expectations.

“We are optimistic about the ongoing strength of the economy in 2006, but remain mindful of the challenges associated with moving record volume across our system,” said Young.

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, links 23 states in the western two-thirds of the country and serves the fastest-growing U.S. population centers. Union Pacific’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Energy, Industrial Products and Intermodal. The railroad offers competitive long-haul routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico, making it North America’s premier rail franchise.

Additional information regarding Union Pacific is available at our Web site: www.up.com. Our contact for investors is Jennifer Hamann at 402-544-4227. Our media contact is Kathryn Blackwell at 402-544-3753.

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This press release may contain statements about the Corporation’s future that are not statements of historical fact. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, statements regarding expectations as to service improvements during the first quarter; expectations as to continued demand for rail transportation and general economic conditions; the time by which certain objectives will be achieved; statements or information concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements due to, among other factors, changes in global, political, economic, business, competitive, operational, market and regulatory factors. More detailed information about such risk factors is contained in the Corporation’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements.